N-SAR Exhibit: Sub-item 77I(a)
Legg Mason Partners Income Trust
QS Batterymarch U.S. Large Cap Equity Fund

Item 77I(a) :Terms of new or amended securities

In response to Sub-Items 77I(a), the Registrant incorporates by reference the supplement to the fund's Prospectus as filed with the Securities and Exchange Commission pursuant to Rule 497 of the Securities Act of 1933 on August 7, 2015 (Accession No. 0001193125-15-282297). The Registrant also incorporates by reference Post-Effective Amendment No. 333 to Form N-1A filed on March 20, 2015 pursuant to Rule 485(b) of the Securities Act of 1933 (Accession No. 0001193125-15-099710).